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                                                                   Exhibit 7(k)

                                Amendment No. 2

Effective as of May 15, 2007, American Skandia Life Assurance Corporation ("Reinsured") and Pruco Reinsurance, Ltd ("Reinsurer") amend the Automatic Coinsurance Agreement effective November 20, 2006 reinsuring the Highest Daily Life Time 5 Benefit riders issued by the Reinsured (the "Agreement") as follows. This Amendment shall be attached to and become a part of the Agreement.

Article XV - Execution is amended by the following:

   In witness of the above, this Agreement is signed in duplicate on the execution date(s) and at the places indicated and will be effective as of the 20/th/ day of November 2006.

Amendment No. 2 HDLT5                 1

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This Amendment does not alter, amend or modify the Agreement other than as set forth herein, and it is otherwise subject to all the terms and conditions of the Agreement together with all amendments and supplements thereto.

Executed in Duplicate By:

AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

At     -----------------------

On:         -------------------------

Signature:  -------------------------

By:         -------------------------

Title:      -------------------------

PRUCO REINSURANCE, LTD

At     -----------------------

On:         -------------------------

Signature:  -------------------------

By:         -------------------------

Title:      -------------------------

Amendment No. 2 HDLT5                 2